Exhibit 99.1
Accenture Achieves Record Annual Revenues, EPS, Free Cash Flow and
New Bookings for Fiscal 2006
— EPS of $0.56 for quarter and $1.59 for year exceed company’s expectations —
— Company resolves NHS matter; reported results reflect impact of agreement announced today —
— Company declares cash dividend of $0.35 per share —
NEW YORK; Sept. 28, 2006 — Accenture (NYSE: ACN) reported record financial results and the successful resolution of previously reported issues with its contracts with the National Health Service (NHS) in England.
“I’m delighted that we have resolved the NHS contracts, arriving at an agreement that benefits all parties, is clearly in the best interest of our shareholders, and puts this matter successfully behind us,” said William D. Green, Accenture’s chairman and CEO. “Our results for the quarter and the year clearly demonstrate the strength and momentum of our business. We had record revenues for the fifth consecutive year. We exceeded our outlook for EPS for both the quarter and the full year. We achieved solid bookings in both consulting and outsourcing, demonstrating strong demand for our services. Our cash flows are exceptionally strong. And we continue to return cash to shareholders, repurchasing more than $2 billion of our shares during the year and declaring our second annual cash dividend.”
Accenture’s results include the financial impact of the agreement announced earlier today resolving the NHS matter (the Agreement), which resulted in a reduction of Accenture’s net revenues in the fourth quarter of $339 million. This reduction in net revenues was offset by a corresponding decrease in cost of services. As a result, there was no impact on operating income or EPS for the quarter.
Financial Review
Fourth Quarter 2006
Net Revenues
Revenues before reimbursements (“net revenues”) for the fourth quarter of fiscal 2006 were $3.97 billion, including the impact of the Agreement, which resulted in a reduction of consulting net revenues in the fourth quarter of $339 million. Net revenues of $3.97 billion for the fourth quarter of fiscal 2006 compare with $3.92 billion for the fourth quarter of fiscal 2005, flat in local currency and an increase of 1 percent in U.S. dollars. Absent the impact of the Agreement, net revenues for the fourth quarter were $4.31 billion, an increase of 8 percent in local currency and 10 percent in U.S. dollars.
•	Consulting net revenues, reflecting the Agreement, were $2.20 billion, a decrease of 9 percent in local currency and 8 percent in U.S. dollars from the fourth quarter last fiscal year. Absent the impact of the Agreement, consulting net revenues for the fourth quarter were $2.53 billion, an increase of 5 percent in local currency and 7 percent in U.S. dollars over the fourth quarter last year.
•	Outsourcing net revenues were $1.77 billion, an increase of 12 percent in local currency and 14 percent in U.S. dollars over the same period last year.
As previously reported, Accenture began expensing stock options and employee stock purchase plans on Sept. 1, 2005, in accordance with SFAS 123R. Therefore, in addition to providing year-over-year GAAP comparisons, the company is presenting results for the fourth quarter and full fiscal year 2005 on an options-adjusted basis to provide meaningful comparisons on relevant metrics.
EPS
The table below shows diluted EPS for the fourth quarter of fiscal 2006 on a GAAP basis and adjusted for reorganization benefits and the previously announced tax benefit recorded in June, along with diluted EPS for the fourth quarter of fiscal 2005 on a GAAP basis and adjusted for reorganization benefits and options expense. On an adjusted basis, diluted EPS for the fourth quarter of fiscal 2006 increased 22 percent over the same period of fiscal 2005.

Diluted Earnings Per Share	For the Three Months Ended
	Aug. 31, 2006	Aug. 31, 2005	% Change
Earnings per share — as reported (GAAP)	$0.56	$0.38	47%
Pro forma stock option and employee share purchase plan compensation expense, net of tax	—	(0.05)

Subtotal	0.56	0.33	70%
Tax impact of prior-period reorganization benefits	(0.01)	(0.01)
Tax benefit recorded in June	(0.16)	—

Earnings per share — as adjusted	$0.39	$0.32	22%

Operating Income
The table below shows operating income for the fourth quarter of fiscal 2006 on a GAAP basis and as adjusted for the Agreement, as well as for the same period of fiscal 2005 on a GAAP basis and as adjusted for options expense. On an adjusted basis, operating income for the fourth quarter of fiscal 2006 increased 14 percent, to $501 million, and operating margin expanded 40 basis points, to 11.6 percent of net revenues, over the fourth quarter last year.

Operating Income (US$ millions)	For the Three Months Ended
	Aug. 31, 2006	Aug. 31, 2005
Operating income — as reported (GAAP)	$501	$509

% of net revenues	12.6%	13.0%
Pro forma stock option and employee share purchase plan compensation expense	—	(69)
Impact of the Agreement	0	—

Operating income — as adjusted	$501	$440
% of net revenues (adjusted for the Agreement)	11.6%	11.2%
Gross Margin
The table below shows gross margin (gross profit as percentage of net revenues) for the fourth quarter of fiscal 2006 on a GAAP basis and as adjusted for the Agreement, as well as for the same period of fiscal 2005 on a GAAP basis and as adjusted for options expense. On an adjusted basis, gross margin for the fourth quarter of fiscal 2006 increased to 31.4 percent from 31.3 percent in the fourth quarter last year.

Gross Margin	For the Three Months Ended
	Aug. 31, 2006	Aug. 31, 2005
Gross margin	34.1%	33.0%
Gross margin — adjusted for pro forma stock option and employee share purchase plan compensation expense	—	31.3%
Gross margin — adjusted for the Agreement	31.4%	—
Selling, general and administrative (SG&A) expenses for the fourth quarter were $844 million, or 21.3 percent of net revenues. Excluding the impact of the Agreement, SG&A expenses were 19.6 percent of net revenues, which compares with fourth-quarter fiscal 2005 SG&A expenses of 19.8 percent of net revenues on a GAAP basis and 19.9 percent of net revenues on an options-adjusted basis.
The company’s effective tax rate for the fourth quarter was 4.5 percent, reflecting the impact of the $143 million tax benefit recorded in June.
GAAP income before minority interest for the fourth quarter was $502 million, compared with $363 million, or $314 million on an options-adjusted basis, for the same period of fiscal 2005.

For the three months ended Aug. 31, 2006, operating cash flow was $812 million, and property and equipment additions were $97 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $715 million.
Fiscal Year 2006
Net Revenues
Net revenues for fiscal 2006, which include the impact of the Agreement, were $16.65 billion, compared with $15.55 billion for fiscal 2005, an increase of 9 percent in local currency and 7 percent in U.S. dollars.
•	Consulting net revenues were $9.90 billion, an increase of 6 percent in local currency and 3 percent in U.S. dollars over fiscal 2005.
•	Outsourcing net revenues were $6.75 billion, an increase of 14 percent in local currency and 13 percent in U.S. dollars over fiscal 2005.
EPS
The table below shows diluted EPS for the full fiscal year 2006 on a GAAP basis and adjusted for reorganization benefits, the June tax benefit, and the net impact of the Agreement and second-quarter NHS adjustments, along with diluted EPS for the full fiscal year 2005 on a GAAP basis and adjusted for reorganization benefits and options expense. As a result of reductions in reorganization liabilities, Accenture recorded a reorganization benefit of $72 million in fiscal 2006. In fiscal 2005, Accenture recorded a net reorganization benefit of $89 million in fiscal 2005, comprising a $115 million reorganization benefit, less a $26 million interest expense on reorganization liabilities. On an adjusted basis, diluted EPS for fiscal 2006 increased 26 percent over diluted EPS for fiscal 2005.

Diluted Earnings Per Share	For the 12 Months Ended
	Aug. 31, 2006	Aug. 31, 2005	% Change
Earnings per share — as reported (GAAP)	$1.59	$1.56	2%
Pro forma stock option and employee share purchase plan compensation expense, net of tax	—	(0.16)

Subtotal	1.59	1.40	14%
Impact of reorganization benefits	(0.08)	(0.12)
Tax benefit recorded in June	(0.16)	—

Subtotal	1.35	1.28	5%
Impact of the Agreement	0.00	—
Q2 NHS adjustments	0.26	—

Earnings per share — as adjusted	$1.61	$1.28	26%

Operating Income
The table below shows operating income for the full fiscal year 2006 on a GAAP basis and as adjusted for reorganization benefits, the Agreement and second-quarter NHS adjustments, as well as for the full fiscal year 2005 on a GAAP basis and as adjusted for reorganization benefits and options expense. On an adjusted basis, operating income for fiscal 2006 increased 17 percent, to $2.11 billion, and operating margin expanded 80 basis points, to 12.4 percent of net revenues, over fiscal 2005.

Operating Income (US$ millions)	For the 12 Months Ended
	Aug. 31, 2006	Aug. 31, 2005
Operating income — as reported (GAAP)	$1,841	$2,111

% of net revenues	11.1%	13.6%
Impact of reorganization benefits	(72)	(89)
Pro forma stock option and employee share purchase plan compensation expense	—	(218)
Impact of the Agreement	0	—
Q2 NHS adjustments	342	—

Operating income — as adjusted	$2,111	$1,804
% of net revenues (adjusted for the Agreement)	12.4%	11.6%
Gross Margin
The table below shows gross margin (gross profit as a percentage of net revenues) for the full fiscal year 2006 on a GAAP basis and as adjusted for the Agreement and second-quarter NHS adjustments, as well as for the full fiscal year 2005 on a GAAP basis and as adjusted for options expense. On an adjusted basis, gross margin for fiscal 2006 increased to 31.6 percent from 31.4 percent in fiscal 2005.

Gross Margin	For the 12 Months Ended
	Aug. 31, 2006	Aug. 31, 2005
Gross margin	30.0%	32.8%
Gross margin — adjusted for pro forma stock option and employee share purchase plan compensation expense	—	31.4%
Gross margin —adjusted for the Agreement and Q2 NHS adjustments	31.6%	—

Selling, general and administrative (SG&A) expenses for the full fiscal year were $3.20 billion, or 19.2 percent of net revenues. Excluding the impact of the Agreement and the second-quarter NHS adjustments, SG&A expenses were $3.23 billion, or 19.0 percent of net revenues. This compares with fiscal 2005 SG&A expenses of $3.07 billion, or 19.7 percent of net revenues, on a GAAP basis and $3.08 billion, or 19.8 percent of net revenues, on an options-adjusted basis.
Accenture’s annual effective tax rate for the full fiscal year 2006 was 25.5 percent.
GAAP income before minority interest for the full fiscal year was $1.43 billion, compared with $1.51 billion on a GAAP basis and $1.36 billion on an options-adjusted basis for fiscal 2005.
For the year ended Aug. 31, 2006, operating cash flow was $2.67 billion, well above the company’s expected range of $2.10 billion to $2.20 billion, and property and equipment additions were $306 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $2.36 billion, exceeding the company’s previous outlook of $1.75 billion to $1.85 billion. For the year ended Aug. 31, 2005, operating cash flow was $1.89 billion, property and equipment additions were $318 million and free cash flow was $1.57 billion.
Accenture’s total cash balance at Aug. 31, 2006 was $3.07 billion, compared with $2.48 billion at Aug. 31, 2005 and $2.79 billion at May 31, 2006. Cash combined with $463 million of fixed-income securities classified as investments on the company’s balance sheet was $3.53 billion at Aug. 31, 2006, compared with $3.18 billion at Aug. 31, 2005 and $3.12 billion at May 31, 2006. Total debt at Aug. 31, 2006 was $52 million.
New Bookings
Fourth Quarter 2006
New bookings for the fourth quarter totaled $4.92 billion.
– Consulting accounted for $2.54 billion, or 52 percent, of new bookings for the quarter.

– Outsourcing accounted for $2.38 billion, or 48 percent, of new bookings for the quarter.
Fiscal Year 2006
New bookings for the full fiscal year 2006 totaled $20.4 billion, at the upper end of the company’s previously stated outlook of $19 billion to $21 billion.
– Consulting accounted for $10.6 billion, or 52 percent, of new bookings for fiscal 2006.

– Outsourcing accounted for $9.8 billion, or 48 percent, of new bookings for fiscal 2006.
Dividend
Accenture Ltd has declared a cash dividend of $0.35 per share on Accenture Class A common shares for shareholders of record at the close of business on Oct. 13, 2006, and Accenture SCA will declare a cash dividend of $0.35 per share on Class I common shares for shareholders of record at the close of business on Oct. 5, 2006. These dividends, both payable on Nov. 15, 2006, represent an increase over the $0.30 per share dividend the company paid last year.

Share Repurchase Activity
During the fourth quarter of fiscal 2006, Accenture repurchased or redeemed 9.2 million shares for a total of approximately $260 million.
During the full fiscal year 2006, Accenture repurchased or redeemed 83.8 million shares, for a total of $2.09 billion.
At Aug. 31, 2006, Accenture had $1.92 billion of share repurchase authority remaining.
Accenture’s board of directors recently approved the use of up to an additional $773 million in connection with Accenture SCA’s offer to redeem up to 26.3 million of its Class I common shares at a price not greater than $24.75 per share. The offer is expected to expire at midnight EDT on Oct. 6, 2006.
Business Outlook
Fiscal Year 2007
For the full fiscal year 2007, Accenture expects net revenue growth to be in the range of 9 percent to 12 percent in local currency. The company now expects GAAP diluted EPS for the full fiscal year to be in the range of $1.77 to $1.82.
The company expects operating cash flow to be $1.95 billion to $2.15 billion; property and equipment additions to be $335 million; and free cash flow to be in the range of $1.6 billion to $1.8 billion. The annual effective tax rate is expected to be in the range of 34 percent to 37 percent. Accenture is targeting new bookings for fiscal 2007 in the range of $22 billion to $24 billion.
First Quarter Fiscal 2007
Accenture expects net revenues for the first quarter of fiscal 2007 to be in the range of $4.45 billion to $4.65 billion.
Conference Call and Webcast Details
Accenture will host a conference call at 4:30 p.m. EDT today to discuss its fourth-quarter and full-year 2006 financial results. To participate, please dial +1 (800) 230-1096 [+1 (612) 288-0337 outside the United States, Puerto Rico and Canada] approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture Web site at www.accenture.com.
A replay and podcast of the conference call will be available online at www.accenture.com for approximately two weeks beginning at 9:45 p.m. EDT today, Thursday, Sep. 28. The replay will also be available via telephone by dialing +1 (800) 475-6701 [+1 (320) 365-3844 outside the United States, Puerto Rico and Canada] and entering access code 842205 from 9:45 p.m. EDT Thursday, Sept. 28 through 11:59 p.m. EDT Thursday, Oct. 12.

About Accenture
Accenture is a global management consulting, technology services and outsourcing company. Committed to delivering innovation, Accenture collaborates with its clients to help them become high-performance businesses and governments. With deep industry and business process expertise, broad global resources and a proven track record, Accenture can mobilize the right people, skills, and technologies to help clients improve their performance. With approximately 140,000 people in 48 countries, the company generated net revenues of US$16.65 billion for the fiscal year ended Aug. 31, 2006. Its home page is www.accenture.com.
Forward-Looking Statements
This news release contains forward-looking statements relating to our operations and results of operations, the accuracy of which is necessarily subject to risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed under the “Risk Factors” heading in the Business section of our most recent annual report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.
Non-GAAP Financial Information
This press release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that these non-GAAP financial measures are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.
###
Contact:
Roxanne Taylor
Accenture
+1 (917) 452 5106
roxanne.taylor@accenture.com

ACCENTURE LTD
CONSOLIDATED INCOME STATEMENTS
(In thousands of U.S. dollars, except share and per share data)

	Three Months Ended August 31,				Year Ended August 31,
	2006	% of Net	2005	% of Net	2006	% of Net		% of Net
	(Unaudited)	Revenues	(Unaudited)	Revenues	(Unaudited)	Revenues	2005	Revenues
REVENUES:
Revenues before reimbursements (Net revenues)	$3,966,052	100%	$3,924,579	100%	$16,646,391	100%	$15,547,029	100%
Reimbursements	422,859		384,475		1,581,975		1,547,391

Revenues	4,388,911		4,309,054		18,228,366		17,094,420
OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	2,614,862	65.9%	2,631,385	67.0%	11,652,352	70.0%	10,454,830	67.2%
Reimbursable expenses	422,859		384,475		1,581,975		1,547,391

Cost of services	3,037,721		3,015,860		13,234,327		12,002,221
Sales and marketing	452,533	11.4%	401,166	10.2%	1,708,256	10.2%	1,558,266	10.0%
General and administrative costs	391,526	9.9%	377,229	9.6%	1,492,690	9.0%	1,511,952	9.7%
Reorganization costs (benefits), net	6,064		5,611		(47,966)		(89,257)

Total operating expenses	3,887,844		3,799,866		16,387,307		14,983,182

OPERATING INCOME	501,067	12.6%	509,188	13.0%	1,841,059	11.1%	2,111,238	13.6%
(Loss) gain on investments, net	(1,227)		2,163		2,018		21,468
Interest income	43,042		30,977		129,547		108,236
Interest expense	(7,051)		(4,984)		(21,146)		(23,973)
Other (expense) income	(9,698)		5,125		(27,811)		(10,967)

INCOME BEFORE INCOME TAXES	526,133	13.3%	542,469	13.8%	1,923,667	11.6%	2,206,002	14.2%
Provision for income taxes	23,758		179,738		490,535		697,097

INCOME BEFORE MINORITY INTEREST	502,375	12.7%	362,731	9.2%	1,433,132	8.6%	1,508,905	9.7%
Minority interest in Accenture SCA and Accenture Canada Holdings Inc.	(150,749)		(127,439)		(447,382)		(556,485)
Minority interest — other (1)	(5,181)		(6,157)		(12,421)		(11,946)

NET INCOME	$346,445	8.7%	$229,135	5.8%	$973,329	5.8%	$940,474	6.0%

CALCULATION OF EARNINGS PER SHARE:
Net income	$346,445		$229,135		$973,329		$940,474
Minority interest in Accenture SCA and Accenture Canada Holdings Inc. (2)	150,749		127,439		447,382		556,485

Net income for diluted earnings per share calculation	$497,194		$356,574		$1,420,711		$1,496,959

EARNINGS PER SHARE:
- Basic	$0.58		$0.39		$1.65		$1.60

- Diluted	$0.56		$0.38		$1.59		$1.56

WEIGHTED AVERAGE SHARES:
- Basic	592,545,040		584,088,816		589,099,824		588,505,335
- Diluted	880,535,375		931,041,385		893,810,585		960,853,814
Cash dividends per share	$—		$—		$0.30		$—

(1)	Minority interest — other is comprised primarily of minority interest attributable to the minority shareholders of Avanade, Inc.

(2)	Diluted earnings per share assumes the redemption and exchange of all Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares, respectively, for Accenture Ltd Class A common shares on a one-for-one basis.

ACCENTURE LTD
RECONCILIATION OF CONSOLIDATED INCOME STATEMENT, AS REPORTED (GAAP),
TO CONSOLIDATED INCOME STATEMENT ON AN ADJUSTED BASIS (NON-GAAP)
For the Three Months Ended August 31, 2006
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	As Reported			Adjusted	% of Net
	(GAAP)	Adjustments		(Non-GAAP)	Revenues
REVENUES:
Revenues before reimbursements (Net revenues)	$3,966,052	$338,904	(1)	$4,304,956	100%
Reimbursements	422,859	—		422,859

Revenues	4,388,911	338,904		4,727,815
OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	2,614,862	338,904	(1)	2,953,766	68.6%
Reimbursable expenses	422,859	—		422,859

Cost of services	3,037,721	338,904		3,376,625
Sales and marketing	452,533	—		452,533	10.5%
General and administrative costs	391,526	—		391,526	9.1%
Reorganization costs, net	6,064	40	(2)	6,104

Total operating expenses	3,887,844	338,944		4,226,788

OPERATING INCOME	501,067	(40)		501,027	11.6%
Loss on investments, net	(1,227)	—		(1,227)
Interest income	43,042	—		43,042
Interest expense	(7,051)	—		(7,051)
Other expense	(9,698)	—		(9,698)

INCOME BEFORE INCOME TAXES	526,133	(40)		526,093	12.2%
Provision for income taxes	23,758	149,953	(3)	173,711

INCOME BEFORE MINORITY INTEREST	502,375	(149,993)		352,382	8.2%
Minority interest in Accenture SCA and Accenture Canada Holdings Inc.	(150,749)	—		(150,749)
Minority interest — other (4)	(5,181)	—		(5,181)

NET INCOME	$346,445	$(149,993)		$196,452	4.6%

CALCULATION OF EARNINGS PER SHARE:
Net income	$346,445			$196,452
Minority interest in Accenture SCA and Accenture Canada Holdings Inc. (5)	150,749			150,749

Net income for diluted earnings per share calculation	$497,194			$347,201

EARNINGS PER SHARE:
- Basic	$0.58			$0.33

- Diluted	$0.56			$0.39

WEIGHTED AVERAGE SHARES:
- Basic	592,545,040			592,545,040
- Diluted	880,535,375			880,535,375

(1)	Adjustments include the financial impact of the resolution of the National Health Service (NHS) matter, resulting in a $338,904 reduction to Revenues, offset by a corresponding decrease in Cost of services.

(2)	Adjustment represents reorganization benefits recorded during the quarter.

(3)	Adjustments include $142,928 of tax benefit recorded in June and the tax impact of prior-period reorganization benefits of $7,025.

(4)	Minority interest — other is comprised primarily of minority interest attributable to the minority shareholders of Avanade, Inc.

(5)	Diluted earnings per share assumes the redemption and exchange of all Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares, respectively, for Accenture Ltd Class A common shares on a one-for-one basis.

ACCENTURE LTD
RECONCILIATION OF CONSOLIDATED INCOME STATEMENT, AS REPORTED (GAAP),
TO CONSOLIDATED INCOME STATEMENT ON AN ADJUSTED BASIS (NON-GAAP)
For the Year Ended August 31, 2006
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	As Reported			Adjusted	% of Net
	(GAAP)	Adjustments		(Non-GAAP)	Revenues
REVENUES:
Revenues before reimbursements (Net revenues)	$16,646,391	$338,904	(1)	$16,985,295	100%
Reimbursements	1,581,975	—		1,581,975

Revenues	18,228,366	338,904		18,567,270
OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	11,652,352	(31,096	)(1)	11,621,256	68.4%
Reimbursable expenses	1,581,975	—		1,581,975

Cost of services	13,234,327	(31,096)		13,203,231
Sales and marketing	1,708,256	20,000	(1)	1,728,256	10.2%
General and administrative costs	1,492,690	8,000	(1)	1,500,690	8.8%
Reorganization (benefits) costs, net	(47,966)	72,362	(2)	24,396

Total operating expenses	16,387,307	69,266		16,456,573

OPERATING INCOME	1,841,059	269,638		2,110,697	12.4%
Gain on investments, net	2,018	—		2,018
Interest income	129,547	—		129,547
Interest expense	(21,146)	—		(21,146)
Other expense	(27,811)	—		(27,811)

INCOME BEFORE INCOME TAXES	1,923,667	269,638		2,193,305	12.9%
Provision for income taxes	490,535	247,928	(3)	738,463

INCOME BEFORE MINORITY INTEREST	1,433,132	21,710		1,454,842	8.6%
Minority interest in Accenture SCA and Accenture Canada Holdings Inc.	(447,382)	—		(447,382)
Minority interest — other (4)	(12,421)	—		(12,421)

NET INCOME	$973,329	$21,710		$995,039	5.9%

CALCULATION OF EARNINGS PER SHARE:
Net income	$973,329			$995,039
Minority interest in Accenture SCA and Accenture Canada Holdings Inc. (5)	447,382			447,382

Net income for diluted earnings per share calculation	$1,420,711			$1,442,421

EARNINGS PER SHARE:
- Basic	$1.65			$1.69

- Diluted	$1.59			$1.61

WEIGHTED AVERAGE SHARES:
- Basic	589,099,824			589,099,824
- Diluted	893,810,585			893,810,585

(1)	Adjustments include the financial impact of the resolution of the National Health Service (NHS) matter in the fourth quarter, resulting in a $338,904 reduction to Revenues, offset by a corresponding decrease in Cost of services and the net NHS adjustments of $342 million recorded in the second quarter.

(2)	Adjustment represents reorganization benefits recorded during the year.

(3)	Adjustments represent $142,928 of tax benefit recorded in June and $105,000 in tax benefit resulting from the NHS adjustments recorded in the second quarter.

(4)	Minority interest — other is comprised primarily of minority interest attributable to the minority shareholders of Avanade, Inc.

(5)	Diluted earnings per share assumes the redemption and exchange of all Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares, respectively, for Accenture Ltd Class A common shares on a one-for-one basis.

ACCENTURE LTD
RECONCILIATION OF CONSOLIDATED INCOME STATEMENT, AS REPORTED (GAAP),
TO CONSOLIDATED INCOME STATEMENT ON AN OPTIONS-ADJUSTED BASIS (NON-GAAP)
For the Three Months Ended August 31, 2005
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	As Reported		Options-Adjusted	% of Net
	(GAAP)	Adjustments (3)	(Non-GAAP)	Revenues

REVENUES:
Revenues before reimbursements (Net revenues)	$3,924,579	$—	$3,924,579	100%
Reimbursements	384,475	—	384,475

Revenues	4,309,054	—	4,309,054

OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	2,631,385	64,650	2,696,035	68.7%
Reimbursable expenses	384,475	—	384,475

Cost of services	3,015,860	64,650	3,080,510
Sales and marketing	401,166	1,728	402,894	10.2%
General and administrative costs	377,229	2,766	379,995	9.7%
Reorganization costs, net	5,611	—	5,611

Total operating expenses	3,799,866	69,144	3,869,010

OPERATING INCOME	509,188	(69,144)	440,044	11.2%

Gain on investments, net	2,163	—	2,163
Interest income	30,977	—	30,977
Interest expense	(4,984)	—	(4,984)
Other income	5,125	—	5,125

INCOME BEFORE INCOME TAXES	542,469	(69,144)	473,325	12.1%

Provision for income taxes	179,738	(20,758)	158,980

INCOME BEFORE MINORITY INTEREST	362,731	(48,386)	314,345	8.0%

Minority interest in Accenture SCA and
Accenture Canada Holdings Inc.	(127,439)	15,054	(112,385)
Minority interest – other (1)	(6,157)	—	(6,157)

NET INCOME	$229,135	$(33,332)	$195,803	5.0%

CALCULATION OF EARNINGS PER SHARE:
Net income	$229,135		$195,803
Minority interest in Accenture SCA and Accenture
Canada Holdings Inc. (2)	127,439		112,385

Net income for diluted earnings per share calculation	$356,574		$308,188

EARNINGS PER SHARE:
- Basic	$0.39		$0.34

- Diluted	$0.38		$0.33

WEIGHTED AVERAGE SHARES:
- Basic	584,088,816		584,088,816
- Diluted	931,041,385		931,041,385

(1)	Minority interest – other is comprised primarily of minority interest attributable to the minority shareholders of Avanade, Inc.

(2)	Diluted earnings per share assumes the redemption and exchange of all Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares, respectively, for Accenture Ltd Class A common shares on a one-for-one basis.

(3)	Adjustments represent the estimated amounts that Accenture would have incurred if it had expensed employee stock options and employee share purchase plans for the three months ended August 31, 2005.

ACCENTURE LTD
RECONCILIATION OF CONSOLIDATED INCOME STATEMENT, AS REPORTED (GAAP),
TO CONSOLIDATED INCOME STATEMENT ON AN OPTIONS-ADJUSTED BASIS (NON-GAAP)
For the Year Ended August 31, 2005
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	As Reported		Options-Adjusted	% of Net
	(GAAP)	Adjustments (3)	(Non-GAAP)	Revenues

REVENUES:
Revenues before reimbursements (Net revenues)	$15,547,029	$—	$15,547,029	100%
Reimbursements	1,547,391	—	1,547,391

Revenues	17,094,420	—	17,094,420
OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	10,454,830	203,423	10,658,253	68.6%
Reimbursable expenses	1,547,391	—	1,547,391

Cost of services	12,002,221	203,423	12,205,644
Sales and marketing	1,558,266	5,439	1,563,705	10.0%
General and administrative costs	1,511,952	8,703	1,520,655	9.8%
Reorganization benefits, net	(89,257)	—	(89,257)

Total operating expenses	14,983,182	217,565	15,200,747

OPERATING INCOME	2,111,238	(217,565)	1,893,673	12.2%

Gain on investments, net	21,468	—	21,468
Interest income	108,236	—	108,236
Interest expense	(23,973)	—	(23,973)
Other expense	(10,967)	—	(10,967)

INCOME BEFORE INCOME TAXES	2,206,002	(217,565)	1,988,437	12.8%

Provision for income taxes	697,097	(65,189)	631,908

INCOME BEFORE MINORITY INTEREST	1,508,905	(152,376)	1,356,529	8.7%

Minority interest in Accenture SCA and Accenture
Canada Holdings Inc.	(556,485)	54,136	(502,349)
Minority interest – other (1)	(11,946)	—	(11,946)

NET INCOME	$940,474	$(98,240)	$842,234	5.4%

CALCULATION OF EARNINGS PER SHARE:
Net income	$940,474		$842,234
Minority interest in Accenture SCA and Accenture
Canada Holdings Inc. (2)	556,485		502,349

Net income for diluted earnings per share calculation	$1,496,959		$1,344,583

EARNINGS PER SHARE:
- Basic	$1.60		$1.43

- Diluted	$1.56		$1.40

WEIGHTED AVERAGE SHARES:
- Basic	588,505,335		588,505,335
- Diluted	960,853,814		960,853,814

(1)	Minority interest – other is comprised primarily of minority interest attributable to the minority shareholders of Avanade, Inc.

(2)	Diluted earnings per share assumes the redemption and exchange of all Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares, respectively, for Accenture Ltd Class A common shares on a one-for-one basis.

(3)	Adjustments represent the estimated amounts that Accenture would have incurred if it had expensed employee stock options and employee share purchase plans for the year ended August 31, 2005.

ACCENTURE LTD
SUMMARY OF REVENUES
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Percent	Percent
			Increase	Increase	Percent of
	August 31, 2006	August 31, 2005	(Decrease)	(Decrease)	Total 2006
	(Unaudited)	(Unaudited)	US$	Local Currency	Net Revenues
OPERATING GROUPS
Communications & High Tech	$1,024,208	$1,009,356	1%	0%	26%
Financial Services	948,237	832,716	14%	11%	24%
Government	426,473	549,296	(22%)	(22%)	11%
Products	872,692	923,703	(6%)	(6%)	22%
Resources	689,014	607,396	13%	11%	17%
Other	5,428	2,112	n/m	n/m	—

TOTAL Net Revenues	3,966,052	3,924,579	1%	0%	100%

Reimbursements	422,859	384,475	10%

TOTAL REVENUES	$4,388,911	$4,309,054	2%

GEOGRAPHY
Americas	$1,969,465	$1,857,778	6%	5%	50%
EMEA	1,645,535	1,788,346	(8%)	(10%)	41%
Asia Pacific	351,052	278,455	26%	27%	9%

TOTAL Net Revenues	$3,966,052	$3,924,579	1%	0%	100%

TYPE OF WORK
Consulting(1)	$2,193,446	$2,375,613	(8%)	(9%)	55%
Outsourcing	1,772,606	1,548,966	14%	12%	45%

TOTAL Net Revenues	$3,966,052	$3,924,579	1%	0%	100%

	Year Ended		Percent
			Increase	Percent	Percent of
	August 31, 2006		(Decrease)	Increase	Total 2006
	(Unaudited)	August 31, 2005	US$	Local Currency	Net Revenues
OPERATING GROUPS
Communications & High Tech	$4,177,061	$4,001,347	4%	6%	25%
Financial Services	3,558,147	3,408,166	4%	7%	22%
Government	2,221,121	2,171,458	2%	4%	13%
Products	4,010,698	3,569,975	12%	15%	24%
Resources	2,665,778	2,388,845	12%	12%	16%
Other	13,586	7,238	n/m	n/m	—

TOTAL Net Revenues	16,646,391	15,547,029	7%	9%	100%

Reimbursements	1,581,975	1,547,391	2%

TOTAL REVENUES	$18,228,366	$17,094,420	7%

GEOGRAPHY
Americas	$7,741,139	$6,729,626	15%	14%	46%
EMEA	7,643,712	7,734,932	(1%)	3%	46%
Asia Pacific	1,261,540	1,082,471	17%	20%	8%

TOTAL Net Revenues	$16,646,391	$15,547,029	7%	9%	100%

TYPE OF WORK
Consulting	$9,892,128	$9,559,157	3%	6%	59%
Outsourcing	6,754,263	5,987,872	13%	14%	41%

TOTAL Net Revenues	$16,646,391	$15,547,029	7%	9%	100%

n/m	= not meaningful

(1)	Consulting Net Revenues excluding the $338,904 reduction in Revenues related to the resolution of the National Health Service matter were $2,532,350 for the three months ended August 31, 2006.

ACCENTURE LTD
OPERATING INCOME BY OPERATING GROUP (OG)
(In thousands of U.S. dollars)
(Unaudited)

	Operating Income as Reported (GAAP)
	Three Months Ended August 31,
	2006		2005
		Percent of OG Net		Percent of OG Net	Percent Increase
OPERATING GROUPS	Operating Income	Revenues	Operating Income	Revenues	(Decrease)
Communications & High Tech	$107,192	10%	$162,838	16%	(34%)
Financial Services	78,309	8%	113,950	14%	(31%)
Government	92,242	22%	39,945	7%	131%
Products	134,847	15%	111,948	12%	20%
Resources	88,477	13%	80,507	13%	10%

Total	$501,067	12.6%	$509,188	13.0%	(2%)

	Operating Income on an Options-Adjusted Basis and
	Excluding Reorganization Benefits (Non-GAAP)
	Three Months Ended August 31,
	2006			2005
		Adjusted	Percent of			Adjusted	Percent of	Percent
	Reorg.	Operating	OG Net	Options	Reorg.	Operating	OG Net	Increase
OPERATING GROUPS	Benefits (1)	Income	Revenues	Adjs. (2)	Benefits (1)	Income	Revenues	(Decrease)
Communications & High Tech	$11	$107,181	10%	$16,517	$160	$146,161	14%	(27%)
Financial Services	10	78,299	8%	16,777	139	97,034	12%	(19%)
Government	4	92,238	22%	8,314	97	31,534	6%	193%
Products	9	134,838	15%	16,267	159	95,522	10%	41%
Resources	6	88,471	13%	11,269	98	69,140	11%	28%

Total	$40	$501,027	12.6%	$69,144	$653	$439,391	11.2%	14%

(1)	Represents reorganization benefits related to certain reorganization liabilities established in connection with Accenture’s transition to a corporate structure in 2001, which are included in Reorganization costs (benefits), net on the Income statement.

(2)	Adjustments represent the estimated amounts that Accenture would have incurred if it had expensed employee stock options and employee share purchase plans for the three months ended August 31, 2005.

ACCENTURE LTD
OPERATING INCOME BY OPERATING GROUP (OG)
(In thousands of U.S. dollars)
(Unaudited)

	Operating Income as Reported (GAAP)
	Year Ended August 31,
	2006		2005
		Percent of OG Net		Percent of OG Net
OPERATING GROUPS	Operating Income	Revenues	Operating Income	Revenues	Percent Decrease
Communications & High Tech	$630,502	15%	$673,183	17%	(6%)
Financial Services	387,786	11%	499,647	15%	(22%)
Government (1)	83,416	4%	168,736	8%	(51%)
Products (1)	399,853	10%	413,188	12%	(3%)
Resources	339,502	13%	356,484	15%	(5%)

Total	$1,841,059	11.1%	$2,111,238	13.6%	(13%)

	Operating Income on an Options-Adjusted Basis and
	Excluding Reorganization Benefits (Non-GAAP)
	Year Ended August 31,
	2006			2005
		Adjusted	Percent of			Adjusted	Percent of	Percent
	Reorg.	Operating	OG Net	Options	Reorg.	Operating	OG Net	Increase
OPERATING GROUPS	Benefits (2)	Income	Revenues	Adjs. (3)	Benefits (2)	Income	Revenues	(Decrease)
Communications & High Tech	$17,194	$613,308	15%	$51,415	$27,670	$594,098	15%	3%
Financial Services	14,911	372,875	10%	52,273	26,463	420,911	12%	(11%)
Government (1)	10,988	72,428	3%	27,230	17,346	124,160	6%	(42%)
Products (1)	17,751	382,102	10%	51,780	27,179	334,229	9%	14%
Resources	11,518	327,984	12%	34,867	16,786	304,831	13%	8%

Total	$72,362	$1,768,697	10.6%	$217,565	$115,444	$1,778,229	11.4%	(1%)

(1)	Includes the impact of the resolution of the National Health Service (NHS) matter and the second-quarter NHS adjustments.

(2)	Represents reorganization benefits related to certain reorganization liabilities established in connection with Accenture’s transition to a corporate structure in 2001, which are included in Reorganization costs (benefits), net on the Income statement.

(3)	Adjustments represent the estimated amounts that Accenture would have incurred if it had expensed employee stock options and employee share purchase plans for the year ended August 31, 2005.

ACCENTURE LTD
CONSOLIDATED BALANCE SHEETS
August 31, 2006 and August 31, 2005
(In thousands of U.S. dollars)

	August 31, 2006	August 31, 2005
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$3,066,988	$2,483,990
Short-term investments	352,951	463,460
Receivables from clients, net	1,916,450	1,752,937
Unbilled services	1,350,211	1,353,676
Other current assets	667,221	631,204

Total current assets	7,353,821	6,685,267

NON-CURRENT ASSETS:
Unbilled services	105,081	472,430
Investments	125,119	262,873
Property and equipment, net	727,692	693,710
Other non-current assets	1,106,367	843,072

Total non-current assets	2,064,259	2,272,085

TOTAL ASSETS	$9,418,080	$8,957,352

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Short-term debt	$24,792	$31,072
Accounts payable	856,087	807,317
Deferred revenues	1,511,259	1,284,303
Accrued payroll and related benefits	1,693,796	1,430,998
Other accrued liabilities	1,730,548	1,377,443

Total current liabilities	5,816,482	4,931,133

NON-CURRENT LIABILITIES:
Long-term debt	27,065	44,116
Other non-current liabilities	812,400	1,304,230

Total non-current liabilities	839,465	1,348,346

MINORITY INTEREST	867,878	980,959

SHAREHOLDERS’ EQUITY	1,894,255	1,696,914

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$9,418,080	$8,957,352